Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-40560 of The Midland Company on Form S-8 of our report dated June 27, 2005 appearing in this Annual Report on Form 11-K of The Midland-Guardian Company Salaried Employees’ 401(k) Savings Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

June 29, 2005